UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2018

EMERGENT BIOSOLUTIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Professional Drive, Suite 400,

Gaithersburg, Maryland 20879

(Address of principal executive offices, including zip code)

(240) 631-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.

On August 8, 2018, Emergent BioSolutions Inc. (“Emergent”) entered into an agreement and plan of merger (the “Merger Agreement”) with PaxVax Holding Company Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“PaxVax”), Panama Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and an indirect wholly-owned subsidiary of Emergent (“Merger Sub”), and PaxVax SH Representative LLC, a limited liability company organized under the laws of the Cayman Islands (the “Shareholder Representative”), pursuant to which Merger Sub will be merged with and into PaxVax and PaxVax will continue as the surviving company (the “Merger”). As a result of the Merger, the operating subsidiaries of PaxVax will become wholly-owned subsidiaries of Emergent, which commercialize typhoid fever (Vivotif®) and cholera (Vaxchora®) vaccines in the United States and, with respect to Vivotif, certain other countries worldwide.  Emergent will pay a cash purchase price of $270 million, subject to customary adjustments for cash, indebtedness, working capital and transaction expenses of the business at closing.  The Board of Directors of Emergent and the sole shareholder of PaxVax (the “Shareholder”) have approved the Merger.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants requiring PaxVax to conduct its business in the ordinary course in the period between the execution of the Merger Agreement and the closing and requiring Emergent and PaxVax to use reasonable best efforts to obtain, and cooperate in obtaining, any regulatory approvals required in connection with the Merger. The Merger Agreement also prohibits PaxVax from facilitating or entering into any other business combination or material asset purchases, sales or licensing transactions during the period between the execution of the Merger Agreement and the closing.

The completion of the Merger is subject to certain closing conditions, including (1) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) receipt of required clearances and approvals under Spain’s competition laws, (3) receipt of certain Swiss real property approvals and (4) certain other customary conditions. There is no financing condition to the closing of the Merger.

The Merger Agreement also contains certain termination rights for Emergent and the Shareholder Representative (on behalf of PaxVax). Upon any termination of the Merger Agreement, the Merger Agreement will become void and have no effect, except that certain specified obligations of Emergent and the Shareholder Representative will survive, including obligations concerning confidentiality and public announcements.

The foregoing description of the terms and conditions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is expected to be filed as an exhibit to Emergent’s next Quarterly Report on Form 10-Q.

Item 7.01      Regulation FD Disclosure.

On August 9, 2018 Emergent issued a press release announcing the entry into the Merger Agreement, which is furnished as Exhibit 99.1 hereto.  A slide presentation related to the transaction is also being presented on that date, which is furnished hereto as Exhibit 99.2.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated August 9, 2018.
99.2	Slide Presentation, dated August 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: August 9, 2018	By:	/s/ RICHARD S. LINDAHL
		Name:	Richard S. Lindahl
		Title:	Executive Vice President, Chief Financial Officer and Treasurer